EXHIBIT 13.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of NewLead Holdings Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Michail Zolotas, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: May 9, 2014

/s/ Michail Zolotas
Michail Zolotas
Chief Executive Officer

*	This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NewLead Holdings Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Periodic Report), irrespective of any general incorporation language contained in such filing.